Exhibit 99.1

Timber Pharmaceuticals Receives Decision to Grant Japanese Patent for Lead Asset TMB-001

- Company is evaluating a topical pharmaceutical composition of isotretinoin for the treatment of moderate to severe subtypes of congenital ichthyosis -

Basking Ridge, N.J., April 28, 2021 – Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today announced that the Japanese Patent Office has decided to grant a patent (No. 2018-542677) for its lead asset, TMB-001, the Company’s topical pharmaceutical composition of isotretinoin that is currently being evaluated for the treatment of moderate to severe subtypes of congenital ichthyosis (CI).

“We are focused on continuing to advance our clinical development program and have made great strides in protecting our proprietary lead candidate, now with additional patent protection in Japan following U.S. patent allowance,” said John Koconis, Chairman and Chief Executive Officer of Timber. “Many dermatologists are familiar with oral isotretinoin. By formulating isotretinoin into a topical formulation, it may be possible to reduce systemic absorption, potentially allowing for chronic use over larger areas of the body.”

CI is a group of rare genetic keratinization disorders that lead to dry, thickened, and scaling skin. People living with CI may have limited range of motion, chronic itching, an inability to sweat normally, high risk of secondary infections, and impaired eyesight or hearing. The management of CI is a life-long endeavor, which remains largely symptomatic and commonly focused on reducing scaling and/or skin lubrication with both systemic and topical treatments.

In 2018, the FDA awarded TMB-001 a $1.5 million grant to support Phase 2a and Phase 2b clinical trials through its Orphan Products Clinical Trials Grant program. Timber is currently advancing the Phase 2b CONTROL study evaluating TMB-001 in patients with moderate to severe CI. It is a randomized, double-blind, vehicle-controlled study to investigate the safety and efficacy of two concentrations of TMB-001.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), and scleroderma. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.

John Koconis

Chairman and Chief Executive Officer

jkoconis@timberpharma.com

Investor Relations:

Stephanie Prince

PCG Advisory

(646) 863-6341

sprince@pcgadvisory.com

Media Relations:

Adam Daley

Berry & Company Public Relations

(212) 253-8881

adaley@berrypr.com

Jenna Urban

Berry & Company Public Relations

(212) 253-8881

jurban@berrypr.com